UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2009

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On July 2, 2009, The First Marblehead Corporation (the “Corporation”) entered into a supervisory agreement (the “Supervisory Agreement”) with the Office of Thrift Supervision (the “OTS”).   In addition, on the same day, Union Federal Savings Bank, a wholly owned subsidiary of the Corporation (“Union Federal”), entered in to a stipulation (the “Stipulation”) consenting to the issuance by the OTS of an order to cease and desist (the “Order”).  The Supervisory Agreement, the Order and the Stipulation are filed as exhibits to this current report, and their respective terms are summarized under this Item 1.01.  Certain additional information is furnished under Item 7.01 of this current report.

The Supervisory Agreement requires the Corporation to, among other things:

•                  maintain Union Federal’s regulatory capital ratios at specified levels;

•                  maintain a deposit at Union Federal in the amount of $30.0 million until the earlier to occur of the (i) sale of Union Federal and (ii) reduction of Union Federal’s private student loan concentration ratio to 50% of Union Federal’s Tier 1 capital plus allowances for loan losses;

•                  obtain prior approval of the OTS before (i) engaging in any transaction with Union Federal or (ii) paying any cash dividends, repurchasing or redeeming any shares of its stock,  incurring any debt exceeding $5.0 million or accepting any dividend or other payment representing a reduction in capital from Union Federal; and

•                  obtain prior approval of the OTS in connection with any “golden parachute payment” and comply with notice requirements for certain changes in directors and senior executive officers.

The Order requires Union Federal to, among other things:

•                  submit to the Regional Director of the OTS within 60 days a new business plan covering fiscal years 2010, 2011 and 2012, reflecting Union Federal’s proposed strategy, business activities and quarterly financial projections;

•                  develop and implement a liquidity plan that contains strategies for ensuring that Union Federal maintains adequate short-term and long-term liquidity;

•                  adopt a concentration reduction plan that would: (i) prevent Union Federal from originating private student loans until Union Federal reduces the concentration of private student loans to Tier 1 capital plus allowances for loan losses below 50% and (ii) require Union Federal to achieve such a reduction by December 31, 2009;

•                  engage within 60 days a qualified third party provider, subject to approval of the Regional Director of the OTS, to perform an evaluation of the private student loans held by Union Federal as of March 31, 2009;

•                  obtain prior approval of the OTS before increasing the dollar amount of brokered deposits;

•                  provide the OTS with prior notice before (i) engaging in any transaction with an affiliate or (ii) entering into, renewing, extending or revising any contractual arrangement relating to compensation or benefits for any senior executive officer or director; and

•                  obtain prior approval of the OTS in connection with any “golden parachute payment” and comply with notice requirements for certain changes in directors and senior executive officers.

The terms of the Supervisory Agreement and the Order will remain in effect until terminated, modified or suspended by the OTS.

The foregoing summaries of the Supervisory Agreement and the Order are qualified in their entirety by reference to the Supervisory Agreement and the Order, together with the Stipulation, copies of which are attached to this current report as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein in their entirety.

Item 7.01               Regulation FD Disclosure

Due to severe and continuing disruption in the securitization markets, the Corporation has been unable to complete the securitization of private education loans originated by Union Federal since September 2007.  As a result, Union Federal has a higher balance of education loans on its balance sheet than was contemplated in its business plan approved by the OTS in November 2006, and has also relied on brokered deposits for funding a portion of its resulting student loan balance for a longer period of time than its November 2006 business plan contemplated.

Union Federal discontinued originations of new student loans in early 2008 when it became evident that a securitization transaction to reduce the balance of student loans would not be possible under prevailing capital markets conditions.  In addition, the Corporation has made capital infusions to Union Federal to support its private education loan portfolio.  As of May 31, 2009, Union Federal had a total risk-based capital ratio of 40.47%, a Tier 1 risk-based ratio of 40.50% and a Tier 1 core (leverage) capital ratio of 37.25%.  In addition, Union Federal reduced the balance of its brokered deposits from $150.2 million as of June 30, 2008 to $25.0 million as of March 31, 2009.

Union Federal adopted a comprehensive written program relating to Bank Secrecy Act/Anti-Money Laundering regulations shortly following its acquisition by the Corporation in 2006.  When it became evident that a securitization transaction would not be possible under prevailing capital markets conditions, Union Federal enhanced this program in early 2008.

Certain Risks Related to the Supervisory Agreement and the Order

Any material failure to comply with the provisions of the Supervisory Agreement or the Order could result in enforcement actions by the OTS.   Although the Corporation and Union Federal each intend to take such actions as may be necessary to enable it to comply with its respective requirements, there can be no assurance that it will be able to comply fully with the provisions of the Supervisory Agreement or the Order, as applicable, or to do so within the timeframes required. Moreover, there can be no assurance that compliance with such requirements will not be more time consuming or more expensive than anticipated, or that efforts to comply with such requirements will not have adverse effects on the operations and financial condition of the Corporation or Union Federal.  In particular, compliance with the Order to reduce the level of private student loans held by Union Federal could require the sale or other disposition of such student loans at a significant loss.  In addition, the limitations imposed on Union Federal’s rates of private student loans to capital will foreclose meaningful participation by Union Federal in the new private student loan program under development by the Corporation.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Supervisory Agreement, dated July 2, 2009, between the Corporation and the OTS

99.2                           OTS Order to Cease and Desist dated July 2, 2009

99.3                           Stipulation and Consent to Issuance of Order to Cease and Desist, dated July 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: July 2, 2009	By:	/s/ Peter B. Tarr
Peter B. Tarr

Chairman of the Board of Directors

EXHIBIT INDEX

99.1	Supervisory Agreement, dated July 2, 2009, between the Corporation and the OTS
99.2	OTS Order to Cease and Desist dated July 2, 2009
99.3	Stipulation and Consent to Issuance of Order to Cease and Desist, dated July 2, 2009